                                                                     Exhibit (d)

                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of May 12, 2001 between the American Performance Funds, a Massachusetts business trust (herein called the "Trust"), and Investment Concepts, Inc., an Oklahoma corporation (herein called the "Investment Adviser").

         WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and related services described below in connection with the management of each of the investment portfolios of the Trust identified on Schedule A hereto (the "Funds"), and the Investment Adviser represents that it is willing and possesses legal authority under the Glass-Steagall Act to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

            (a) the Trust's Agreement and Declaration of Trust, dated October 1, 1987 and as filed with the Secretary of State of The Commonwealth of Massachusetts, and all amendments thereto or restatements thereof (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

            (b) the Trust's By-laws and amendments thereto;

            (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

            (d) the Trust's original Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on June 1, 1990 and all amendments thereto;

            (e) the Trust's current Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act"), and under the 1940 Act as filed with the Securities and Exchange Commission; and

            (f) the Funds' most recent prospectuses and the Trust's Statement of Additional Information relating to the Funds (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

            The Trust will promptly furnish the Investment Adviser with copies of all amendments of or supplements to the foregoing documents.

         3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide or cause to be provided a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in such Funds. The Investment Adviser will determine or cause to be determined from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to each Fund, and will place or cause to be placed orders for purchase and sale on behalf of the Trust with respect to such Fund. The Investment Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus, resolutions of the Trust's Board of Trustees, and any undertakings with state or other regulatory authorities which are provided by the Trust to the Investment Adviser. The Investment Adviser further agrees that it:

            (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

            (b) will comply in all material respects with all applicable Rules and Regulations of the Securities and Exchange Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations pertaining to the investment advisory activities of the Investment Adviser;

            (c) will not make loans to any person to purchase or carry units of beneficial interest ("Shares") in the Trust or make loans to the Trust;

            (d) will place or cause to be placed orders for the Funds either directly with the issuer or with any broker or dealer and, in placing orders with brokers and dealers, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser or any such sub-investment adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services Limited Partnership, the Investment Adviser, any sub-investment adviser employed by the Investment Adviser, or any affiliated person (as defined in the 1940 Act) of the Trust, BISYS Fund Services Limited Partnership, the Investment Adviser, or any sub-investment adviser employed by the Investment Adviser, except as permitted in the 1940 Act;

            (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust learned by, or disclosed to, the Investment Adviser in the course of its performance of its responsibilities and duties under the Agreement, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil, regulatory or criminal sanctions for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

            (f) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser, any sub-investment adviser employed by the Investment Adviser or of the parents or subsidiaries or affiliates of the Investment Adviser or any sub-investment adviser employed by the Investment Adviser unless so required by applicable law. In dealing with its customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

         4. USE OF SUB-INVESTMENT ADVISER. The Investment Adviser may, subject to the approvals required under the 1940 Act, employ a sub-investment adviser to assist the Investment Adviser in the performance of its duties under this Agreement. Such use does not relieve the Investment Adviser of any duty or liability it would otherwise have under this Agreement. Compensation of any such sub-investment adviser for services provided and expenses assumed under any agreement between the Investment Adviser and such sub-investment adviser permitted under this paragraph is the sole responsibility of the Investment Adviser.

         5. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive. Except to the extent necessary to perform the Investment Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Investment Adviser, or any subsidiary or affiliate of the Investment Adviser, or any employee of the Investment Adviser, to engage in any other business or to devote time and attention to any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

         6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         7. EXPENSES. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions or charges, if any) purchased for the Trust. The Trust will be responsible for all of the Trust's expenses and liabilities.

         8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly on the first business day of each month equal to the lesser of (i) the fee at the applicable annual rate set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Investment Adviser. If the fee payable to the Investment Adviser pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Trust's Declaration of Trust for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares.

         If in any fiscal year the aggregate expenses (as defined under the securities regulations of any state having jurisdiction over the Trust) of any of the Funds of the Trust exceed the expense limitations of any such state, the Investment Adviser will make payment to the Trust for a portion of such excess expenses equal to such excess times the ratio of the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to BISYS Fund Services Limited Partnership under the Management and Administration Agreement between BISYS Fund Services Limited Partnership and the Trust. The obligation of the Investment Adviser to make payment to the Trust hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, PROVIDED, HOWEVER, that notwithstanding the foregoing, the Investment Adviser shall make payment to the Trust for such proportion of such excess expenses regardless of the amount of fees received by it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         9. LIMITATION OF LIABILITY. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty under the 1940 Act with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no case shall the Investment Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions, or requests given or made to the Investment Adviser by an officer of the Trust thereunto duly authorized.

         10. DURATION AND TERMINATION. This Agreement will become effective as to a particular Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect until August 1, 1998 and thereafter, if not terminated, shall continue in effect as to a particular Fund for successive periods of twelve months each ending on August 1 of each year, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of The Commonwealth of Massachusetts.

         The names "American Performance Funds" and "Trustees of American Performance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "American Performance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                             AMERICAN PERFORMANCE FUNDS

Seal                         By: /s/ Jeffrey C. Cusick
                                 ---------------------
                             Name: Jeffrey C. Cusick
                                   -----------------
                             Title:  Vice President
                                     --------------

                             INVESTMENT CONCEPTS, INC.
Seal
                             By: /s/ Jim Huntzinger
                                 ------------------
                             Name: Jim Huntzinger
                                   --------------
                             Title:  President
                                     ---------

                                   Schedule A
                  to the Investment Advisory Agreement between
            American Performance Funds and Investment Concepts, Inc.
                               dated May 12, 2001

NAME OF FUND                                     COMPENSATION*
------------                                     ------------

American Performance U.S.           Annual rate of forty one-hundredths of one percent
  Treasury Fund                     (0.40%) of American Performance U.S. Treasury Fund's
                                    average daily net assets.

American Performance Cash           Annual rate of forty one-hundredths of one percent
  Management Fund                   (0.40%) of American Performance Cash Management
                                    Fund's average daily net assets.

American Performance Bond           Annual rate of fifty-five one-hundredths of one percent
  Fund                              (0.55%) of American Performance Bond Fund's average
                                    daily net assets.

American Performance                Annual rate of fifty-five one-hundredths of one percent
  Intermediate Bond Fund            (0.55%) of American Performance Intermediate Bond
                                    Fund's average daily net assets.

American Performance                Annual rate of fifty-five one-hundredths of one percent
  Intermediate Tax-Free             (0.55%) of American Performance Intermediate Tax-Free
  Bond Fund                         Bond Fund's average daily net assets.

American Performance                Annual rate of fifty-five one-hundredths of one percent
  Short-Term Income Fund            (0.55%) of American Performance Short-Term Income
                                    Fund's average daily net assets.

American Performance Equity         Annual rate of sixty-nine one-hundredths of one percent
  Fund                              (0.69%) of American Performance Equity Fund's average
                                    daily net assets.

American Performance                Annual rate of seventy-four one-hundredths of one
  Balanced Fund                     percent (0.74%) of American Performance
                                    Balanced Fund's average daily net assets.

American Performance                Annual rate of sixty-nine one-hundredths of one
  Growth Equity Fund                percent (0.69%) of American Performance Growth
                                    Equity Fund's average daily net assets.

                  to the Investment Advisory Agreement between
            American Performance Funds and Investment Concepts, Inc.
                               dated May 12, 2001

NAME OF FUND                                         COMPENSATION*
------------                                         ------------

American Performance                        Annual rate of sixty-nine one-hundredths of one
  Small Cap Equity Fund                     percent (0.69%) of American Performance
                                            Small Cap Equity Fund's average daily net assets.

American Performance                        Annual rate of fifteen one-hundredths of one
  Institutional U.S. Treasury Fund          percent (0.15%) of American Performance
                                            Institutional U.S. Treasury Fund's average daily net
                                            assets

American Performance                        Annual rate of fifteen one-hundredths of one
  Institutional Cash Management Fund        percent (0.15%) of American Performance
                                            Institutional Cash Management Fund's average daily net
                                            assets


[SEAL]                                      AMERICAN PERFORMANCE FUNDS

                                            By:    /s/ Jeffrey C. Cusick
                                                  ---------------------------
                                            Name:  Jeffrey C. Cusick
                                                  ---------------------------
                                            Date:  May 12, 2001
                                                  ---------------------------


[SEAL]                                      INVESTMENT CONCEPTS, INC.

                                            By:    /s/ Jim Huntzinger
                                                  ---------------------------
                                            Name:  Jim Huntzinger
                                                  ---------------------------
                                            Date:  May 12, 2001
                                                  ---------------------------

-------------
* All fees are computed daily and paid monthly.